                                                                 Exhibit 2(2)


                                ESCROW AGREEMENT

                         (PERFORMANCE ESCROW AGREEMENT)

    THIS AGREEMENT made in triplicate this 4th day of August, 1994, BETWEEN:



                  MIRABEAU 88 LIMITED, a body corporate incorporated under the laws of the Province of Alberta, (herein called the "Issuer")

                                     - and -

                  MONTREAL TRUST COMPANY OF CANADA, a body corporate, duly authorized to carry on business in the Province of Alberta, and all Provinces in Canada, (herein called the "Trustee")

                                     - and -

                  THE SHAREHOLDERS SET OUT IN SCHEDULE "A" ANNEXED HERETO, (herein called the "Security Holders")



                  WHEREAS certain the Security Holders, TrueVision 3-D Pty Ltd. ("TrueVision"), and the Issuer entered into an agreement dated March 16, 1994 whereby the Security Holders sold all of the issued and outstanding shares of True Vision to the Issuer, the consideration for such property being the allotment of securities in the Issuer to the Security Holders, the property and the number of securities and the names of the Security Holders presently owning or about to receive such securities being respectively and more particularly described in Schedule "A" attached to and forming part of this agreement.

                  AND WHEREAS certain the Security Holders, Display Technologies Pty Ltd. ("Display"), and the Issuer entered into an agreement dated March 16, 1994 whereby the Security Holders sold all of the issued and outstanding shares of True Vision to the Issuer, the consideration for such property being the allotment of securities in the Issuer to the Security

Holders, the property and the number of securities and the names of the Security Holders presently owning or about to receive such securities being respectively and more particularly described in Schedule "A" attached to and forming part of this agreement.

                  AND WHEREAS in order to comply with the requirements of The Alberta Stock Exchange, the Security Holders are desirous of depositing in escrow certain securities in the Issuer owned or to be received by them;

                  AND WHEREAS the Trustee has agreed to undertake and perform its duties according to the terms and conditions thereof;

                  NOW THEREFORE this agreement witnesses that, in consideration of the sum of One Dollar ($1.00) paid by the parties to each other, receipt of this sum being acknowledged by each of the parties, the Security Holders jointly and severally covenant and agree with the Issuer and with the Trustee, and the Issuer and the Trustee covenant and agree each with the other and with the Security Holders jointly and severally as follows:

1. Where used in this agreement, or in any amendment or supplement hereto, unless the context otherwise requires, "Cash Flow" means net income derived from the property, as shown on the audited financial statements or verified by the Issuer's auditors, adjusted by the following add-backs: (i) depreciation, (ii) depletion, (iii) deferred taxes, (iv) amortization of good will, (v) amortization of research and development costs.

2. Each of the Security Holders hereby places and deposits in escrow with the Trustee those of his securities in the Issuer which are represented by the certificates described in Schedule "A" and the Trustee hereby acknowledges receipt of those certificates. The Security Holders agree to deposit in escrow any further certificates representing securities in the Issuer which he may receive as a stock dividend on securities hereby escrowed, and to deliver to the Trustee immediately on receipt thereof the certificates for any such further securities and any replacement certificates which may at any time be issued for any escrowed securities.

3. The Parties hereby agree that, subject to the provisions of paragraph 6 herein, the securities and the beneficial ownership of or any interest in them and the certificate representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the written consent of The Alberta Stock Exchange (hereinafter referred to as the "Exchange") given to the Trustee or except as may be required by reason of the death of bankruptcy of any Security Holder, in which cases the Trustee shall hold the said certificates subject to this agreement, for whatever person, or company shall be legally entitled to become the registered owner thereof.

4. The Security Holders direct the Trustee to retain their respective securities and the certificates (including any replacement securities or certificates) representing them and not to do or cause anything to be done to release them from escrow or to allow any transfer, hypothecation or alienation thereof, without the written consent of the Exchange. The Trustee accepts the responsibilities placed on it by the agreement and agrees to perform them in accordance with the terms of this agreement and the written consents, orders or directions of the Exchange.

5. Any Security Holder applying to the Exchange for a consent for a transfer within escrow shall, before applying, give reasonable notice in writing of this intention to the Issuer and the Trustee.

6. (a) The Exchange will consent to the release from escrow of one share for each $0.10 of Cash Flow generated by or from the property.

     (b) The Exchange will consent to the release from escrow of one share for each $0.10 received by the Issuer, Display or TrueVision in a payment of a capital advance pursuant to a license agreement entered into by any of the above parties.

     (c) Any release from escrow under this paragraph 6 shall be made pursuant to a written application on behalf of the Issuer or the Security Holders, which application shall be accompanied by evidence of the Cash Flow and/or capital received, in a form satisfactory to the Exchange Application for release may only be made once per year and may only relate to Cash Flow and/or capital received in the preceding fiscal year or the fiscal years of the Issuer since the last release from escrow pursuant to this agreement, whichever is greater All shares released from escrow shall, unless otherwise directed by the Exchange, be distributed pro rata to all Security Holders.

     (d) Notwithstanding subparagraph (c) above, the maximum number of shares to be released from escrow in any year to a Security Holder pursuant to subpararaph (a) above shall be one-third of the original number of shares held in escrow on behalf of such Security Holder.

7. A release from escrow of all or part of the escrowed securities shall terminate this agreement only in respect to those securities so released. For greater certainty this paragraph does not apply to securities transferred within escrow.

8. The Security Holders shall, if a dividend is declared while the Escrowed Shares or any of them continue to be held in escrow under this Agreement, renounce and release any right to receive payment of the dividend on the shares then held in escrow.

9. If the Issuer is wound up and any securities remain in escrow under this agreement at the time when a distribution of assets to holders of securities is made by the liquidator, the Security Holders shall assign their right to receive that part of the distribution which is attributable to the escrowed securities to the Trustee, for the benefit of, and in trust for the persons and companies who are then holders of free securities in the Issuer rateably in proportion to their holdings.

10. (a) In the event that the Issuer has lost, alienated or has not obtained a good or marketable title to, or has abandoned or discontinued development of, any or all of the aforesaid property which was or formed part of the consideration for which the aforesaid securities were issued, or that any or all of the said property has become of little or no value, the Issuer shall declare the occurrence of that event, with full particulars thereof, to the Exchange by a resolution of its directors, and those Security Holders who are directors from time to time hereby agree to cause such resolution to be passed and certified to the satisfaction of the Exchange.

     (b) The Security Holder jointly and severally agree with the Issuer and the Trustee that in the event of any such loss, alienation, failure to acquire title, or of such abandonment or discontinuance of development or diminution of value, the securities held in escrow shall not be cancelled or released from escrow, in whole or in part, except with the consent of the Exchange.

     (c) The Exchange may, in its sole discretion, having regard to the number and value of the securities issued for the property, the value of the property as ultimately established and such other circumstances as it may consider relevant, determine the number of securities to be cancelled or released and shall communicate its decision in writing to the Trustee. If the Exchange determines that less than all the securities then held in escrow shall be cancelled or released, the securities to be cancelled or released shall be taken rateably from the escrowed security holding of each of the Security Holders, unless the Exchange otherwise directs or the Security Holders, with the consent of the Exchange, otherwise agree in writing.

     (d) On receipt of the Trustee of a determination to cancel, each of the Security Holders shall tender the required number of escrowed securities to the Issuer by way of gift for cancellation and, the Issuer shall thereupon take the necessary action, by way of reduction of capital or otherwise, to cancel them, and the certificates for these securities shall be delivered up for cancellation by the Issuer's transfer agent.

     (e) Each of the Security Holders undertakes and agrees to vote and cause to be voted their respective securities in a manner consistent with the terms, conditions and intent of this agreement in relation to the aforesaid gifting back of securities for cancellation.

11. Notwithstanding paragraphs 6 and 10, any shares remaining in escrow on the fifth anniversary of the date of this agreement, unless otherwise exempted in writing by the Exchange, shall be cancelled by the Trustee within six (6) months of the said fifth anniversary.

12. All voting rights attached to the escrowed securities shall at all times be exercised by the respective registered owners thereof.

13. The Security Holders and the Issuer hereby jointly and severally agree to and do hereby release and indemnify and save harmless the Trustee from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Trustee's compliance in good faith with the terms hereof.

14. The Issuer hereby acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance and to pay the Trustee's proper charges for its services as trustee of this escrow.

15. If the Trustee shall wish to resign, it shall give at least three (3) months' notice to the Issuer which may, with the written consent of the Exchange, by writing appoint another Trustee in its place and such appointment shall be binding on the Security Holders, and the new Trustee shall assume and be bound by the obligations of the Trustee hereunder.

16. The covenants of the Security Holders with the Issuer in this agreement are made with the Issuer both in its own right and as trustee for the holders from time to time of free securities in the Issuer, and may be enforced not only by the Issuer but also by any holder of free securities.

17. This agreement may be executed in several parts of the same form and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this agreement.

18. Wherever the singular or masculine is used, the same shall be construed to include the plural or feminine or neuter where the context so requires.

                  This agreement shall enure to the benefit of and be binding on the parties to this agreement and each of their heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the Issuer and Trustee have caused their respective corporate seals to be hereto affixed and the Security Holders have hereto set their respective hands and seals.

                                         MIRABEAU 88 LIMITED



                                         Per:
                                             -----------------------------------

                                         Per:
                                             -----------------------------------

                                         MONTREAL TRUST COMPANY OF CANADA


                                         Per:
                                             -----------------------------------

                                         Per:
                                             -----------------------------------

                  SIGNED, SEALED AND DELIVERED by the respective Security Holders whose names are subscribed in the right-hand column below in the presence of the respective persons whose names are subscribed in the left-hand column.

---------------------------------------  ---------------------------------------
Witness                                  E.N. MONKS



---------------------------------------  ---------------------------------------
Witness                                  I.L.K. MARSHALL



---------------------------------------  ---------------------------------------
Witness                                  Kenneth F. Clements as Trustee of the
                                         Edgewater Clements Trust


                                         ROSANDO PTY LTD.



                                         Per:
                                             -----------------------------------
                                                                           (c/s)

                                         Per:
                                             -----------------------------------


                                         CHARNLEY HALL PTY LTD.



                                         Per:
                                             -----------------------------------
                                                                           (c/s)

                                         Per:
                                             -----------------------------------

                                         CHEMCO PTY LTD.



                                         Per:
                                             -----------------------------------
                                                                           (c/s)

                                         Per:
                                             -----------------------------------



                                         CAPITAL TECHNOLOGIES PTY LTD.



                                         Per:
                                             -----------------------------------
                                                                           (c/s)

                                         Per:
                                             -----------------------------------


                                         GRAYWINTER INVESTMENTS PTY LTD.



                                         Per:
                                             -----------------------------------
                                                                           (c/s)

                                         Per:
                                             -----------------------------------




---------------------------------------  ---------------------------------------
Witness                                  CLINTON GIRAUDO

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


---------------------------------------  ---------------------------------------
Witness                                  ANGUS DUNCAN RICHARDS



---------------------------------------  ---------------------------------------
Witness                                  ANGUS DUNCAN RICHARDS as Trustee for
                                         R & D SERVICES TRUST


                                         NCA INVESTMENTS PTY LTD.



                                         Per:
                                             -----------------------------------
                                                                           (c/s)

                                         Per:
                                             -----------------------------------



                                         PHOEBE INVESTMENTS (WA) PTY LTD.



                                         Per:
                                             -----------------------------------
                                                                           (c/s)

                                         Per:
                                             -----------------------------------



                                         SIIRRON PTY LTD.



                                         Per:
                                             -----------------------------------
                                                                           (c/s)

                                         Per:
                                             -----------------------------------

                                  SCHEDULE "A"

To an Escrow Agreement dated the 4th day of August, 1994, and made among Mirabeau 88 Limited therein called the "Issuer", Montreal Trust Company of Canada therein called the "Trustee", and certain security holders of the Issuer, therein called the "Security Holders"



                                                                                              Certificate
Names of                                                                   Number of          Numbers of
Security                                  Type of                          Securities         Securities
Holders                                   Securities                        Escrowed          Escrowed
-------                                   ----------                       -----------        -----------


Kenneth F. Clements as Trustee for the    Common Shares                      1,422,157
Edgewater Clements
Trust

Rosando Pty Ltd. as Trustee for the       Common Shares                      1,231,570
S.M.V. Trust

E.N. Monks                                Common Shares                      1,231,570

Charnley Hall Pty Ltd.                    Common Shares                      1,230,563

Chemco Pty Ltd.                           Common Shares                      1,422,157

Capital Technologies Pty Ltd.             Common Shares                      1,422,157

I.L.K. Marshall                           Common Shares                        615,284

Graywinter Investments Pty                Common Shares                        888,837
Ltd.

Angus Duncan Richards as Trustee for      Common Shares                      8,216,716
the Richards Family
Trust

Angus Duncan Richards as Trustee for      Common Shares                        516,814
the R & D Services Trust

Clinton Giraudo as Trustee for the        Common Shares                        444,229
Clinton Giraudo Family
Trust

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


Phoebe Investments (WA) Pty Ltd.          Common Shares                        355,381
Siirron Investments Pty Ltd.              Common Shares                        355,381
NCA Investments Pty Ltd.                  Common Shares                        177,691

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